Exhibit 10.7

GUARANTY

OF

[__]

THIS GUARANTY (as amended, restated, or supplemented from time to time, this “Guaranty”) is executed as of October 29, 2012, by the undersigned (“Guarantor”) for the benefit of Sydson Oil & Gas Investments, LLC, as administrative agent (in such capacity, “Administrative Agent”) for the benefit of the Investors (as defined below).

RECITALS

A. Gulf United Energy, Inc., a Nevada corporation (“Gulf”), Guarantor, Gulf United Energy de Cuenca Trujillo Ltd., a company organized under the laws of the British Virgin Islands, Administrative Agent and the investors party thereto (collectively with other investors that join the Purchase Agreement (defined below) pursuant to a Joinder Agreement, as defined therein, the “Investors”) are parties to that certain Purchase Agreement of even date herewith (as amended, restated or supplemented from time to time, the “Purchase Agreement”) and certain other Transaction Documents (as defined in the Purchase Agreement) in connection therewith.

B. The Investors wish to purchase from Gulf, and Gulf wishes to issue to the Investors, upon the terms and conditions stated in the Purchase Agreement, convertible notes in the aggregate principal amount of up to $4,400,000 (each a “Note” and collectively the “Notes”).

C. Gulf owns 100% of the company shares of Guarantor and Guarantor has agreed to enter into this Guaranty so that Gulf can receive the benefits of the Guaranteed Obligation (as defined below).

D. In Guarantor’s judgment, the value of the consideration received and to be received by it under the Transaction Documents is reasonably worth at least as much as its liability and obligation under this Guaranty, and such liability and obligation may reasonably be expected to benefit Guarantor directly and indirectly.

E. It is expressly understood among Gulf, Guarantor, Administrative Agent and the Investors that the execution and delivery of this Guaranty is a condition precedent to the Investors’ obligations to extend credit under the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor guarantees to Administrative Agent and the Investors the prompt payment at maturity (by acceleration or otherwise), and at all times thereafter, of the Guaranteed Obligation, as follows:

1. Definitions.  Each capitalized term used but not defined in this Guaranty shall have the meaning given that term in the Purchase Agreement.  The following terms shall have the following meanings as used in this Guaranty:

Company Debt means all obligations of Gulf to Guarantor, whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now existing or arising after the date of this Guaranty, due or to become due to Guarantor, or held or to be held by Guarantor, whether created directly or acquired by assignment or otherwise, and whether or not evidenced by written instrument, including, but not limited to, the obligation of Gulf to Guarantor as a subrogee of the Investors or resulting from Guarantor’s performance under this Guaranty.

Event of Default shall have the meaning set forth in the Notes.

Guaranteed Obligation means the Obligation under, and as defined in, the Purchase Agreement.

Gulf has the meaning given in Recital A and includes, without limitation, all of Gulf’s successors and permitted assigns, Gulf as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for Gulf or for all or any portion of Gulf’s assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law from time to time in effect.

Paid in Full or Payment in Full means that the Guaranteed Obligation is completely paid in cash (including principal, interest, fees and expenses), and all obligations of Gulf under the Purchase Agreement and the other Transaction Documents have been fully satisfied and irrevocably terminated.

2. Guaranty.  Guarantor hereby guarantees the prompt payment and performance of the Guaranteed Obligation when due (at the stated maturity, upon acceleration, or otherwise) and at all times thereafter.  This is an absolute, unconditional, irrevocable and continuing guaranty of payment (and not of collection) of the Guaranteed Obligation which will remain in effect until the Guaranteed Obligation is Paid in Full.  The circumstance that at any time or from time to time all or any portion of the principal amount of the Guaranteed Obligation may be reduced to zero shall not affect the Guarantor’s obligation with respect to the Guaranteed Obligation thereafter incurred.  Guarantor may not rescind or revoke its obligations to Administrative Agent and the Investors under this Guaranty with respect to the Guaranteed Obligation.  All payments under this Guaranty shall be made to the office of the Administrative Agent and in U.S. Dollars.

3. Default by Gulf.  If an Event of Default occurs or is continuing, Guarantor shall pay the amount of the Guaranteed Obligation then due and payable to the Administrative Agent on demand and without (a) further notice of dishonor to Guarantor, (b) any prior notice to Guarantor of the acceptance by the Administrative Agent of this Guaranty, (c) any notice having been given to Guarantor prior to such demand of the creating or incurring of such debt, or (d) notice of intent to accelerate or notice of acceleration to Guarantor or Gulf.  To enforce such payment by Guarantor it shall not be necessary for the Administrative Agent to first or contemporaneously institute suit or exhaust remedies against Gulf or others liable on such debt, or to enforce rights against any security or collateral ever given to secure such debt.

4. Amount of Guaranty and Consideration.  In consummating the transactions contemplated by the Purchase Agreement, Guarantor does not intend to disturb, delay, hinder, or defraud either its present or future creditors.  Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Gulf and is familiar with the value of the security and support for the payment and performance of the Guaranteed Obligation.  Based upon such examination, and taking into account the fairly discounted value of Guarantor’s contingent obligations under this Guaranty and the value of the subrogation and contribution claims Guarantor could make in connection with this Guaranty, and assuming each of the transactions contemplated by the Purchase Agreement is consummated and Gulf makes full use of the credit available thereunder and under the Notes, the present realizable fair market value of the assets of Guarantor exceeds the total obligations of Guarantor, and Guarantor is able to realize upon its assets and pay its obligations as such obligations mature in the normal course of business.  Guarantor represents and warrants to the Administrative Agent that the value of consideration received and to be received by it is reasonably worth at least as much as its liability under this Guaranty, and such liability may reasonably be expected to benefit Guarantor, directly or indirectly.

5. Avoidance Limitation.  The obligations of Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Guaranty subject to avoidance under Section 548 of the U.S. Bankruptcy Code or any comparable provisions of any applicable state law.

6. Liability for Other Debt of Gulf.  If Guarantor becomes liable for any debt owing by Gulf to the Administrative Agent and the Investors, whether by endorsement or otherwise, other than under this Guaranty, such liability shall not be impaired or affected by this Guaranty and the rights of the Administrative Agent and the Investors under this Guaranty shall be cumulative of any and all other rights that the Administrative Agent and the Investors may ever have against Guarantor.

7. Subordination.  Guarantor hereby expressly subordinates all Company Debt to the Payment in Full of the Guaranteed Obligation.  Guarantor agrees not to receive or accept any payment from Gulf with respect to the Company Debt at any time an Event of Default occurs and is continuing and, in the event Guarantor receives any payment on the Company Debt in violation of the foregoing, Guarantor shall hold any such payment for the benefit of the Administrative Agent and promptly turn it over to the Administrative Agent, in the form received (with any necessary endorsements), to be applied to the Guaranteed Obligation.  At any time an Event of Default occurs and is continuing, and if the Administrative Agent so requests, any such Company Debt shall be enforced and all amounts received by Guarantor shall be received in trust for the Administrative Agent and the proceeds thereof shall be paid over to the Administrative Agent on account of the Guaranteed Obligation, but without reducing or affecting in any manner the liability of Guarantor under this Guaranty.  Notwithstanding anything herein to the contrary, provided that no Event of Default occurs and is continuing or would result therefrom, in no event shall the terms and conditions of this Guaranty limit or restrict Guarantor from satisfying its obligations under the Oil and Gas Contracts to which it is a party.

8. Subrogation.  Until the Guaranteed Obligation is Paid In Full, Guarantor agrees that it will not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights or liens of the Administrative Agent, the Investors or any other beneficiary against Gulf or any other obligor on the Guaranteed Obligation or any Collateral or other security, or (b) any right of recourse, reimbursement, subrogation, contribution, indemnification, or similar right against Gulf or any other obligor or other guarantor on all or any part of the Guaranteed Obligation (whether such rights arise in equity, under contract, by statute, under common law, or otherwise).

9. Enforceability of Guaranty; No Release.

(a) This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligation or any instrument or agreement evidencing any part of the Guaranteed Obligation, or by the existence, validity, enforceability, perfection, or extent of any collateral securing the Guaranteed Obligation, or by any fact or circumstance relating to the Guaranteed Obligation which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty.

(b) Guarantor agrees that the Administrative Agent or the Investors may, at any time and from time to time, and without notice to Guarantor, make any agreement with Gulf or with any other Person liable on any of the Guaranteed Obligation or providing collateral as security for the Guaranteed Obligation, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Obligation or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Obligation or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of Guarantor under this Guaranty.

(c) Guarantor hereby agrees its obligations under the terms of this Guaranty shall not be released, discharged, diminished, impaired, reduced or otherwise adversely affected by any of the following: (i) the Administrative Agent’s or the Investors’ taking or accepting any other security or guaranty for any or all of the Guaranteed Obligation; (ii) any release, surrender, exchange, subordination or loss of any security at any time existing in connection with any or all of the Guaranteed Obligation; (iii) any full or partial release of the liability of any other obligor on the Guaranteed Obligation; (iv) the insolvency, becoming subject to any debtor relief law, or lack of corporate power of Gulf or any party at any time liable for the payment of any or all of the Guaranteed Obligation; (v) any renewal, extension or rearrangement of the payment of any or all of the Obligation, either with or without notice to or consent of Guarantor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by the Administrative Agent or any Investor to Gulf, Guarantor, or any other obligor on the Obligation; (vi) any neglect, delay, omission, failure or refusal of the Administrative Agent or any Investor to take or prosecute any action for the collection of all or any part of the Guaranteed Obligation or to foreclose or take or prosecute any action in connection with any instrument or agreement evidencing or securing any or all of the Guaranteed Obligation; (vii) any failure of the Administrative Agent or any Investor to give Guarantor notice of any of the foregoing, it being understood that neither the Administrative Agent nor any Investor  shall be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligation, other than any notice expressly required to be given to Guarantor under this Guaranty; (viii) the unenforceability of all or any part of the Guaranteed Obligation against Gulf by reason of the fact that the Guaranteed Obligation (or the interest on the Guaranteed Obligation) exceeds the amount permitted by law, the act of creating the Guaranteed Obligation, or any part thereof, is ultra vires, or the officers creating same exceeded their authority or violated their fiduciary duties in connection therewith; (ix) any payment of the Obligation to the Administrative Agent or any Investor is held to constitute a preference under any debtor relief law or if for any other reason the Administrative Agent or any Investor is required to refund such payment or make payment to someone else (and in each such instance this Guaranty shall be reinstated in an amount equal to such payment); or (x) any discharge, release, or other forgiveness of Gulf’s personal liability for the payment of the Guaranteed Obligation.

10. Exercise of Rights and Waiver.

(a) No failure by the Administrative Agent or any Investor to exercise, and no delay in exercising, any right or remedy under this Guaranty shall operate as a waiver thereof.  The exercise by the Administrative Agent or any Investor of any right or remedy under this Guaranty, the Transaction Documents, or any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.  The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

(b) The obligations of Guarantor under this Guaranty are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligation.  Guarantor waives diligence by the Administrative Agent and the Investors and action on delinquency in respect of the Guaranteed Obligation or any part thereof, including any provisions of laws requiring the Administrative Agent or any Investor to exhaust any right or remedy or to take any action against Gulf, any other Guarantor, or any other Person before enforcing this Guaranty against Guarantor.  Guarantor hereby waives all rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligation or require suit against Gulf or others, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended (regarding Guarantor’s right to require the Administrative Agent or any Investor to sue Gulf on accrued right of action following Guarantor’s written notice to the Administrative Agent or any such Investor), Section 17.001 of the Texas Civil Practice and Remedies Code, as amended (allowing suit against Guarantor without suit against Gulf, but precluding entry of judgment against Guarantor prior to entry of judgment against Gulf), Rule 31 of the Texas Rules of Civil Procedure, as amended (requiring the Administrative Agent or any Investor to join Gulf in any suit against Guarantor unless judgment has been previously entered against a Gulf), or otherwise.

(c) Guarantor waives notice of acceptance of this Guaranty, notice of any loan to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or nonpayment of any loan, notice of intent to accelerate, notice of acceleration, and notice of any suit or notice of the taking of other action by the Administrative Agent or any Investor against Gulf, Guarantor or any other Person and any notice to any party liable thereon (including Guarantor), without reducing or affecting in any manner the liability of Guarantor under this Guaranty.

11. Information.  Guarantor agrees to furnish promptly to the Administrative Agent and Investors any and all financial or other information regarding Guarantor or its property as the Administrative Agent and the Investors may reasonably request in writing.

12. Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Guaranteed Obligation is stayed, upon the insolvency, bankruptcy or reorganization of Gulf or any other Person, or otherwise, all such amounts shall nonetheless be payable by Guarantor immediately upon demand by the Administrative Agent.

13. Expenses.  Guarantor shall pay on demand all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and expenses) in any way relating to the enforcement or protection of the Administrative Agent’s or the Investors’ rights under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of the Administrative Agent or any such Investor in any case commenced by or against Guarantor under Title 11, United States Code or any similar or successor statute.  The obligations of the Guarantor under the preceding sentence shall survive termination of this Guaranty.

14. Amendments.  No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and Guarantor.

15. Reliance and Duty to Remain Informed. Guarantor confirms that it has executed and delivered this Guaranty after reviewing the terms and conditions of the Purchase Agreement and the other Transaction Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this Guaranty.  Guarantor confirms that it has made its own independent investigation with respect to Gulf’s creditworthiness and is not executing and delivering this Guaranty in reliance on any representation or warranty by the Administrative Agent or the Investors as to such creditworthiness.  Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Gulf and any circumstances affecting (a) Gulf’s ability to perform under the Transaction Documents to which Gulf is a party or (b) any collateral securing all or any part of the Guaranteed Obligation.

16. Change in Guarantor’s Status.  Should Guarantor voluntarily seek, consent to, or acquiesce in the benefit or benefits of any debtor relief law or become a party to (or be made the subject of) any proceeding provided for by any debtor relief law (other than as a creditor or claimant) that could suspend or otherwise materially adversely affect the rights of the Administrative Agent or the Investors granted under this Guaranty, then, in any such event, the Guaranteed Obligation shall be, as between Guarantor and the Administrative Agent or the Investors, a fully matured, due, and payable obligation of Guarantor to the Administrative Agent or the Investors payable in full by Guarantor to the Administrative Agent or the Investors upon demand, which shall be the estimated amount owing in respect of the contingent claim created under this Guaranty.

17. Representations and Warranties.  Each material fact or condition relating to this Guaranty or Guarantor’s financial condition, business, or property has been disclosed to the Administrative Agent and the Investors in writing.  All financial and other information supplied to the Administrative Agent and the Investors by Guarantor is sufficiently complete to give the Administrative Agent and the Investors accurate knowledge of Guarantor’s financial condition, including all material contingent liabilities, and all financial statements provided to the Administrative Agent and the Investors by Guarantor are true and correct in all material respects.

18. Covenants.  Guarantor shall provide such additional financial and other information regarding Guarantor as the Administrative Agent may reasonably request.

19. Indemnity.  Guarantor shall indemnify, protect, and hold the Administrative Agent, The Investors and their respective parents, subsidiaries, directors, officers, employees, representatives, agents, successors, permitted assigns, and attorneys (collectively, the “indemnified parties”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, and proceedings and all costs, expenses (including, without limitation, all reasonable attorneys’ fees and legal expenses whether or not suit is brought), and reasonable disbursements of any kind or nature (collectively, the “indemnified liabilities”) that may at any time be imposed on, incurred by, or asserted against the indemnified parties, in each case in any way relating to or arising out of the Transaction Documents or any of the transactions contemplated therein.  However, although each indemnified party shall be indemnified under the Transaction Documents for its own ordinary negligence, no indemnified party has the right to be indemnified under the Transaction Documents for its own fraud, gross negligence, or willful misconduct.  The provisions of and undertakings and indemnification set forth in this Section 19 shall survive the Payment in Full of the Guaranteed Obligation and termination of this Guaranty.

20. Offset Claims.  The Guaranteed Obligation shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense (except for the defense of Payment in Full of the Guaranteed Obligation) of Gulf or any other party against the Administrative Agent or the Investors or against payment of the Guaranteed Obligation, whether such offset, claim, or defense arises in connection with the Guaranteed Obligation or otherwise.  Such claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, accord and satisfaction, and usury.

21. Setoff.  If and to the extent any payment is not made when due under this Guaranty, the Administrative Agent or the Investors may setoff and charge from time to time any amounts so due against any or all of Guarantor’s accounts or deposits with the Administrative Agent or the Investors.

22. Binding Agreement.  This Guaranty is for the benefit of the Administrative Agent and the Investors and their respective successors and permitted assigns.  Guarantor acknowledges that in the event of an assignment of the Guaranteed Obligation or any part thereof in accordance with the Transaction Documents, the rights and benefits under this Guaranty, to the extent applicable to the debt so assigned, may be transferred with such debt.  This Guaranty is binding on Guarantor and its successors, permitted assigns and legal representatives, provided that, Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and the Investors (and any attempted assignment without such consent shall be void).

23. Notices.  All notices required or permitted to be given under this Guaranty, if any, must be in writing and shall or may, as the case may be, be given in the same manner as notice is given under the Purchase Agreement as follows:

If to Administrative Agent:

Sydson Oil & Gas Investments, LLC
[__]

with a copy to:

Porter Hedges LLP
1000 Main St., 36th Floor
Houston, Texas  77002
Attn: Ephraim del Pozo
Fax:           (713) 226-6260

If to Gulf:

Gulf United Energy, Inc.
P.O. Box 22165
Houston, Texas 77227
Attn: John B. Connally III
Fax:           (713) 942-8534

If to Guarantor:

See the address specified on the signature page to this Guaranty.

Subject to the terms of the Purchase Agreement, by giving at least 30 days prior written notice to the others, the Administrative Agent, the Investors, Gulf or Guarantor shall have the right from time to time and at any time while this Guaranty is in effect to change its addresses or fax numbers and each shall have the right to specify a different address or fax number within the United States of America.  Nothing in this Section 23 shall be construed to require any notice to Guarantor not otherwise expressly required in this Guaranty.

24. Termination.  Subject to Section 25 regarding reinstatement, this Guaranty shall terminate and be released on the date the Guaranteed Obligation is Paid In Full.

25. Reinstatement.  Notwithstanding any occurrence of the Guaranteed Obligation being Paid in Full or Payment in Full, this Guaranty is subject to being fully reinstated as set forth in the Purchase Agreement.  In the event that this Guaranty is deemed to be reinstated after it has been terminated and released by the Administrative Agent, the termination and release shall be deemed not to have occurred, and this Guaranty shall be reinstated and shall be in full force and effect as if it had never been terminated or released.  If this Guaranty has been returned to the Guarantor, the Guarantor shall promptly deliver this Guaranty to the Administrative Agent and the Investors or the Administrative Agent may provide Guarantor with a copy of this Guaranty and the Guarantor shall promptly execute and deliver a copy of this Guaranty to the Administrative Agent.

26. Governing Law.  This Guaranty is to be construed – and its performance enforced – under Texas law.

27. Waiver of Right to Trial by Jury.  EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY TRANSACTION DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

28. No Oral Agreements.  The Rights And Obligations Of The Parties Hereto Shall Be Determined Solely From Written Agreements, Documents, And Instruments, And Any Prior Oral Agreements Between The Parties Are Superseded By And Merged Into Such Writings.  This Guaranty (As Amended In Writing From Time To Time) The Purchase Agreement, And The Other Written Transaction Documents Executed By Gulf, the Administrative Agent, the Investors, or Guarantor (Or By Gulf Or Guarantor For The Benefit Of the Administrative Agent and the Investors) Represent The Final Agreement Among Gulf, Guarantor, the Administrative Agent and the Investors And May Not Be Contradicted By Evidence Of Prior, Contemporaneous, Or Subsequent Oral Agreements By The Parties.  There Are No Unwritten Oral Agreements Between The Parties.

29. Controlling Agreement.  With respect solely to the relative rights and obligations of the Administrative Agent and the Investors, and not with respect to any right or obligation of the Companies under any Transaction Document, in the event of any conflict between the provisions of this Agreement and the provisions of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall govern and control

EXECUTED as of the date set out in the acknowledgment below, but effective for all purposes as of the date first written above.

GUARANTOR:

GULF UNITED ENERGY [__]

By:
John B. Connally III
Attorney-in-Fact

ADDRESS:

Sea Meadow House
Blackburne Highway
PO Box 116
Road Town, Tortola
British Virgin Islands
Fax:
Phone:
Attn: John B. Connally III

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on October ___, 2012, by John B. Connally III, an Attorney-in-Fact of Gulf United Energy[__], a company organized under the laws of the British Virgin Islands, for the purpose and consideration herein stated, on behalf of such company.

Notary Public in and for the State of Texas